Exhibit 32.2

Certification Pursuant to 18 U.S.C. § 1350, as Adopted Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. § 1350, the undersigned officer of Universal Access Global Holdings Inc. (the “Company”), hereby certifies, to such officer’s knowledge, that the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2004 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 14, 2004	/S/ Brian W. Coderre
Name: Brian W. Coderre
Title: Chief Financial Officer